UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 28, 2007

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On December 22, 2006, Container Recyclers, Inc., Allied Drum, Inc., and Columbus Recyclers, Inc., Ohio drum recyclers, initiated a lawsuit in the Hamilton County, Ohio, Court of Common Pleas in the case styled Container Recyclers, Inc., et al vs. Industrial Services of America, Inc., Case No. A0611218. Allied Drum and Columbus Drum alleged that we failed to make payments to them in the alleged amount in excess of $256,000.00 with interest in accordance with the terms of contracts dated July 30, 1999, and March 21, 2002. Under these contracts Industrial Services of America, Inc. purchased recycled metal drums from the Plaintiffs from July 1999 and March 2002, until June 2006.

The parties entered into settlement negotiations resulting in our payment in full of $287,500.00 to the Plaintiffs, collectively, on December 28, 2007 at which time the Hamilton County Court entered a final order with respect to this case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: January 4, 2008	By: /s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer